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                                                                   EXHIBIT 10.42

                                  AN ORDINANCE

                                    No. 88-53

      An Ordinance granting to American Cable Company, a Muscogee County, Georgia company, the right to operate a community antenna system within the limits of Columbus, Georgia, and for such purpose, to erect, construct, operate and maintain television transmission and distribution facilities, including coaxial cables, in, under, over and along, across and upon the streets, avenues, sidewalks, alleys, bridges and other public places in Columbus, Georgia, and subsequent additions thereto, for the purpose of transmission and distribution by cable of television impulses and television energy for sale to the inhabitants of said Columbus, Georgia, for a period of 10 years commencing June 1, 1988, and regulating the same, and for other purposes.

                            ---------------------

                THE COUNCIL OF COLUMBUS, GEORGIA HEREBY ORDAINS:

                                   SECTION 1.

      In consideration of the faithful performance and observance of the conditions and reservations hereinafter specified, a nonexclusive right is hereby granted to American Cable Company, a Muscogee County, Georgia company, its successors, designees or assigns, provided such successors, designees or assigns are approved by this Council upon thirty (30) days advance written notice, hereinafter referred to as "Company", the right to operate a community antenna system within the limits of Columbus, Georgia, and for such purpose, to erect, construct, operate and maintain television transmission and distribution facilities, including coaxial cables in, under, over and along, across and upon the streets, avenues, sidewalks, alleys, bridges and other public places in Columbus, Georgia, and subsequent additions thereto, for the purpose of transmission and distribution by cable of television impulses and television energy for sale to the inhabitants of Columbus, Georgia, for a period of 10 years commencing June 1, 1988, under the terms and conditions hereinafter provided.

                                   SECTION 2.

      Wherever used in this ordinance, the word "television" shall mean a system for transmission of audio signals and visual images by means of electrical impulses.

                                   SECTION 3.

      The poles used for the Company's distribution system shall be those erected and maintained by the Southern Bell Telephone and Telegraph Company or the Georgia Power Company, when and where practicable, provided mutually satisfactory rental agreements can be entered into with said companies. Where the use of poles owned by the Southern Bell Telephone and Telegraph Company or the Georgia Power Company is not practicable or mutually satisfactory rental agreements cannot be entered into with said companies, the Company shall have the right to erect and maintain its own poles, as may be necessary for the proper construction and maintenance of the television distribution system, with the approval of locating poles by the City Manager and City Engineer of Columbus, Georgia.
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                                   SECTION 4.

      The Company's transmission and distribution system poles, wires, and appurtenances shall be located, erected and maintained so as not to endanger or interfere with the lives of persons, or to interfere with new improvements Columbus, Georgia may deem proper to make, or to unnecessarily hinder or obstruct the free use of the streets, alleys, bridges, or other public property; removal of poles to avoid such interference will be at Company's expense.

      Construction and maintenance of the transmission distribution system, including house connections, shall be in accordance with the provisions of the National Electrical Code, prepared by the National Fire Protection Association, and such applicable ordinances and regulations of Columbus, Georgia affecting electrical installations, which may be presently in effect, or changed by future ordinances.

      Installation and housedrop hardware shall be uniform throughout Columbus, Georgia, except that the Company shall be free to change its hardware and installation procedure as the art progresses.

                                   SECTION 5.

      In the maintenance and operation of its television transmission and distribution system in the streets, alleys, and other public places, and in the course of any new construction or addition to its facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public; any opening or obstruction in the streets or other public places made by the Company in the course of its operations shall be guarded and protected at all times by the placement of adequate barriers, fences, or boardings, the bounds of which, during periods of dusk and darkness, shall be clearly designated by red warning lights.

                                   SECTION 6.

      Installations shall be maintained so as not to interfere with television reception already in existence.

                                   SECTION 7.

      The Company shall be required to furnish, in return for the service rate or charge referred to in Section 8 of this franchise ordinance, a minimum of eleven (11) viewing channels, including all local television channels. This service shall constitute the basic service of the Company, and no charges shall be made on the basis of single channels or single programs for such basic service. The Company may offer additional channels providing alternative programming and additional programs originated for cable systems to which the restrictions of this section and of Section 8 concerning service rates or charges shall not apply, including pay channels such as HBO, Cinemax, Showtime, The Movie Channel, the Disney Channel, and certain other channels recognized in the industry as a "premium or pay channel". Such channels shall be available solely at the option of the cable subscriber, and the Company shall not require a cable subscriber to accept such services as a prerequisite to obtaining or continuing basic cable service. A nondiscriminatory charge may be made by the Company for the furnishing of such additional services. Gross revenues derived by the Company from the furnishing of such services shall be subject to the franchise fee due Columbus, Georgia, under Section 20 of this ordinance. The Company, its officers or its manager shall be responsible for the content of the alternative programming service as the obscenity laws of the United States and the State of Georgia may provide, and a final conviction for violation of such laws because of program content of the alternative programming service shall subject the Company to a forfeiture of the ten thousand dollars ($10,000.00) bond filed with the City pursuant to Section 13 of this franchise agreement.
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                                   SECTION 8.

      All rates and charges of the Company shall be fair, reasonable, just and uniform for all Company subscribers, and shall be subject to applicable state or federal law and to the rules and regulations of any state or federal agency which may now or subsequently, by due process of law, acquire jurisdiction over this type of industry or enterprise. Increases in rates for such basic cable service as described in Section 7 of this franchise ordinance by the Company shall not exceed five (5%) percent per year. No rate increase or new charge shall be initiated without first having given the Council Of Columbus, Georgia, thirty (30) days written notice of such new rate or charge, by filing the same via certified mail with the Clerk Of Council.

                                   SECTION 9.

      Installation and maintenance of equipment shall be such that standard color' signals shall be transmitted to any subscriber receiver who has or owns a color television receiver.

                                   SECTION 10.

      The distribution system of the Company to be hereafter installed shall not be abandoned either in whole or in part without the consent of the Columbus Council. In the event of the failure of the Company to let a contract for the installation and construction of such system within ninety days after the enactment of this ordinance, or in the event of the failure of the Company to render community television service to Columbus, Georgia and the inhabitants thereof, as contemplated and provided for by this franchise ordinance, and particularly by Section 14 contained herein, the Columbus Council shall have the right, on reasonable notice to the Company, to declare this ordinance and the rights and franchise granted hereunder forfeited; provided, however, failure to comply with these terms by reason of circumstances beyond the reasonable control of the Company which could not be anticipated at the time of the acceptance of such terms by the Company, shall not be sufficient grounds to declare a forfeiture.

                                   SECTION 11.

      The Company shall indemnify, protect, save, and hold harmless Columbus, Georgia, from and against losses and physical damages to property, and bodily injury or death to persons, including payments made under any Workmen's Compensation law, which may arise out of or be caused by the erection, maintenance, presence, use or removal of said attachments on poles within Columbus, Georgia, or by any act of the Company, its agents or employees. The Company shall carry insurance to protect the parties hereto from and against all claims, demands, actions, judgments, costs, expenses, and liabilities which may arise or result, directly or indirectly from or by reason of such loss, injury or damage. The amounts of such insurance against liability due to bodily injury or to death of persons shall not be less than five hundred thousand ($500,000.00) dollars as to any one person and not less than one million ($1,000,000.00) dollars as to any one accident or occurrence; and against liability due to physical damage to property not less than five hundred thousand ($500,000.00} dollars as to any one accident or occurrence and not less than one million ($1,000,000.00) dollars aggregate in any single policy year. The Company shall also carry such insurance as it deems necessary to protect from all claims under any Workmen's Compensation laws in effect which may be applicable to the Company. All insurance required by this agreement shall be and remain in full force and effect for the entire life of this agreement. Said policy or policies of insurance or a certified copy or copies thereof shall be approved by the attorney for Columbus, Georgia, and then deposited with and kept on file by the Clerk of Council of Columbus, Georgia.
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                                   SECTION 12.

      The Company shall grant to Columbus, Georgia, free of expense, joint use of any and all poles owned by it for any proper municipal purpose, insofar as it may be done without interfering with the free use and enjoyment of the Company's own wires and fixtures, and Columbus, Georgia, shall hold the Company harmless from any and all actions, causes of action, or damage caused by the placing of its wires or appurtenances upon the poles of the Company. Proper regard shall be given to all existing safety rules governing construction and maintenance in effect at the time of construction.

                                   SECTION 13.

      At the time this Franchise becomes effective the Company shall furnish a bond to Columbus, Georgia, in the amount of ten thousand ($10,000.00) dollars, in such form and with such sureties as shall be acceptable to Columbus, Georgia, guaranteeing the payment of all sums, which may at any time become due from the Company to Columbus, Georgia, under the terms of this Franchise (except such sums as are covered by the insurance provided for in Section 11), and further guaranteeing the faithful performance of all of the obligations of the Company under the terms of this Franchise.

                                   SECTION 14.

      The Company agrees to install signal distribution facilities subject to satisfactory pole clearance and pole rental arrangements, to all residents who are subscribers of the system of Columbus, Georgia, with a population density of thirty-five (35) homes per mile of system or more in an area within one-half (-1/2) mile of facilities head-end as of January 1, 1989. The Company will provide service within one and one-half (1-1/2) miles of head-end beginning January 1, 1990, upon receipt of written request from potential subscribers, provided such potential subscribers pay the equitable share of the cost of line construction where density is less than thirty-five (35) occupied dwelling units per mile. Such facilities shall be upgraded to 22 channels by December 31, 1995, with authorization of proportionate increases in the basic service rate during the upgrade, subject to the provisions contained in Section 8 above governing increases in such rate. The Company shall not deny access to cable service to any group of potential residential cable subscribers because of the income of the residents of the local area in which such group resides.

                                   SECTION 15.

      The Company is hereby encouraged to effect interconnection with other state, county, city, regional or national communications systems where practical and beneficial, to the extent permitted by applicable state or federal law.

                                   SECTION 16.

      The Company will appoint a single point of contact to communicate with the Columbus Council or a committee designated by the Council to review service complaints or the chairman thereof. In the event the television signal service or the community antenna system should be interrupted or fail by reason of accident or circumstances otherwise beyond the control of the Company, the Company shall restore the service within a reasonable time and such interrupted service shall not constitute a beach of this Franchise. Any service interruption in excess of forty-eight (48) hours shall result in a prorated adjustment of a subscriber's bill for such service, except that such a prorated adjustment shall not be required of the Company where such interruption is the result of an accident or circumstances otherwise beyond the control of the Company.
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                                   SECTION 17.

      The Company agrees to provide the Council of Columbus, Georgia, or a committee designated by the Council the following:

      A. Quarterly statistics including a breakdown as to subscribers of basic service; pay channels; and any pay per view (PPV) programming.

      B. Right of inspection, within 24 hours upon receipt by the Company of a written request from the Council or committee designated by the Council, of any part of the Company's facilities and equipment wherever the same may be located in Columbus, Georgia.

                                   SECTION 18.

      The Company shall provide free connection and monthly basic service to all occupied government buildings (one outlet), including the central office of the Muscogee County School District, provided said buildings are located within an area served by the Company's distribution system as described in Section 14.

                                   SECTION 19.

      The Company agrees to attend an annual meeting, or meetings requested by the Council or a committee designated by the Council, to discuss the state of the system and provision of cable services. Topics will include, but not be limited to: (a) technical performance -- past, present, and future; (b) service -- past, present, and future.

                                   SECTION 20.

      In further consideration of the granting of this Franchise to the Company, the Company will pay annually to Columbus, Georgia, a franchise fee of five (5%) percent of the gross revenues of the Company, exclusive of installation charges. Should the Company default in the payment of said sums for a period of thirty
(30) days or more, then the rights and Franchise granted hereunder shall be subject to forfeiture as provided in Section 10 of this franchise ordinance.

                                   SECTION 21.

      The Company shall not be authorized to engage in the sale or servicing of television sets or appliances.

                                   SECTION 22.

      In addition to the minimum requirements contained in Section 7 above, the Company agrees to provide channel capacity for public, educational, or governmental use (PEG), to be made available immediately upon any system growth past 20 channels (channels 21 and above, inclusive). Any such unused PEG channel capacity shall be available for Company use.

                                   SECTION 23.

      This ordinance shall be published, within ten (10) days after its final passage in the Columbus Ledger-Enquirer, a newspaper of general circulation published in Columbus, Georgia, and shall become effective as provided by law.
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                                   SECTION 24.

      It is the stated intention of Columbus, Georgia, that all other holders of public franchisee shall cooperate with the Company to allow the Company's joint usage of their poles and pole line facilities wherever possible or wherever such usage does not interfere with the normal operation of said poles and pole lines, so that the number of additional poles constructed by the Company may be minimized.

                                   SECTION 25.

      The foregoing provisions, requirements, and conditions are agreed to by the Company in return for the granting of the Franchise by Columbus, Georgia. No change in the operating procedures required by the Franchise herein granted shall become effective without the Company's having given thirty (30) days advance written notice to the Council of such proposed changes. Should any section, clause or provision of this ordinance be declared invalid by a court of record, the same shall not affect the validity of the ordinance as a whole or any part thereof, other than the part so declared invalid.

      Introduced at a regular meeting of the Council of Columbus, Georgia held on the 10th day of May, 1988; introduced a second time at a regular meeting of said Council held on the 17th day of May, 1988, and adopted at said meeting by the affirmative vote of seven members of said Council.

      Councilor Batastini voting          Yes   .
      Councilor Chester voting            Yes   .
      Councilor Hyles voting          Absent    .
      Councilor Kendrick voting           Yes   .
      Councilor Land voting               Yes   .
      Councilor McClung voting            Yes   .
      Councilor McDaniel voting           Yes   .
      Councilor Peters voting         Absent    .
      Councilor Rodgers voting            Yes   .
      Councilor Strong voting         Absent    .

/s/ Lemuel H. Miller, Jr.                 /s/ James E. Jernigan
-----------------------------             --------------------------------
LEMUEL H. MILLER, JR.                     JAMES E. JERNIGAN
       CLERK                                     MAYOR


                  This ordinance submitted to the Mayor for his signature, this the 17th day of May, 1988.
                  Sec:  3-202(1)

                                          /s/ Lemuel H. Miller, Jr.
                                          --------------------------------
                                          Clerk of Council

                  This ordinance received, signed by
                  the Mayor, at 3:03 P.M. on the 17th
                  day of May, 1988, and became law at
                  said time received and became
                  effective at 12:00 noon the
                  following day
                  Sec:  3-202(2)

                                          /s/ Lemuel H. Miller, Jr.
                                          ---------------------------------
                                          Clerk of Council